Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS

RESULTS FOR FIRST QUARTER 2010

First quarter 2010 revenue increased 22%, operating income increased 72%

First quarter earnings per share increased 154% to $0.66

Hoffman Estates, Ill. (May 5, 2010) – Career Education Corporation (NASDAQ: CECO) today reported total revenue of $529.7 million, and net income of $55.2 million, or $0.66 per diluted share, for the first quarter of 2010 compared to total revenue of $432.9 million and net income of $23.3 million, or $0.26 per diluted share, for the first quarter of 2009.

“I am pleased we met our growth expectations in the first quarter and started 2010 with strong performance,” said Gary E. McCullough, President and Chief Executive Officer. “Our results position us well for the balance of the year. During the coming quarters, we will continue to focus on ensuring quality student outcomes and our key priorities to position us to meet our long term growth objectives.”

Three Months Ended March 31, 2010

•	Total revenue from continuing operations was $529.7 million for the first quarter of 2010, a 22.4 percent increase from $432.9 million for the first quarter of 2009.

•

Operating income was $88.1 million for the first quarter of 2010, versus operating income of $51.2 million for the first quarter of 2009. Operating margin was 16.6 percent for the first quarter of 2010, as compared to an operating margin of 11.8 percent for the first quarter of 2009. Operating income for the first quarter of 2010 included a $3.7 million pretax lease termination charge related to our existing real estate space for our corporate center, as well as pretax expense of $8.1 million for the increase in the allowance for doubtful accounts associated with certain extended payment plan programs. Of the $8.1 million pretax expense, $4.1 million was related to our previously terminated recourse loan program.

CEC ANNOUNCES 1Q10 RESULTS …PG 2

CONSOLIDATED CASH FLOWS AND FINANCIAL POSITION

Cash Flows

•

Cash provided by operating activities was $53.5 million for the three months ended March 31, 2010, compared to cash provided by operating activities of $48.7 million for the three months ended March 31, 2009.

•

Capital expenditures increased to $19.8 million for the three months ended March 31, 2010, from $14.9 million for the three months ended March 31, 2009. Capital expenditures represented 3.7 percent of total revenue for the three months ended March 31, 2010 and 3.4 percent for the three months ended March 31, 2009.

Financial Position

•	As of March 31, 2010 and December 31, 2009, cash and cash equivalents and short-term investments totaled $422.2 million and $484.9 million, respectively.

•	Days sales outstanding (DSO) were 14 days as of March 31, 2010, compared to 15 days as of March 31, 2009.

Stock Repurchase Program

During the three months ended March 31, 2010, the Company repurchased approximately 3.4 million shares of its common stock for approximately $89.7 million at an average price of $26.71 per share.

As of March 31, 2010, approximately $355.8 million was available under the Company’s authorized stock repurchase program to repurchase outstanding shares of its common stock. Stock repurchases under this program may be made on the open market or in privately negotiated transactions from time to time, depending on various factors, including market conditions and corporate and regulatory requirements. Through the Company’s 10b5-1 repurchase program announced by the Company on February 23, 2010, an additional $50.0 million, or 1.5 million shares, of our common stock was repurchased through April 30, 2010.

American InterContinental University (“AIU”) Update

AIU’s accrediting agency, the Higher Learning Commission of the North Central Association of Colleges and Schools, or HLC, commissioned an advisory team to visit AIU in January 2010. As disclosed in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2010, although a final report of the advisory team has not yet been issued to AIU, AIU has been advised by HLC that the advisory team did not cite AIU for any violation of any HLC accreditation criteria and that the team did not recommend any sanction or limitation on AIU’s accreditation status based on the results of its review. AIU was also advised that the advisory team has recommended a focused visit for the 2011-2012 academic year to evaluate AIU’s transition to a new undergraduate credit structure which was introduced in February 2010. Finally, AIU has been advised that the recommended focused visit will supersede the focused visit concerning credit equivalence previously scheduled for 2010.

We anticipate that the final advisory team report will be issued to AIU within the next few weeks. HLC is not required to accept the conclusions and recommendations contained in the advisory team’s final report, and could order additional monitoring or other action against AIU with respect to the matters covered by the review or any other matters relating to the accreditation of the institution.

International University of Monaco

On April 15, 2010, the Company acquired the International University of Monaco (“IUM”). IUM is a leading international business university located in Monte Carlo, offering bachelor’s, master’s and doctoral programs in such areas as finance, international business and luxury goods and services, and its current enrollment includes nearly 400 students representing 62 countries. IUM has joined the INSEEC group.

CEC ANNOUNCES 1Q10 RESULTS …PG 3

STUDENT POPULATION AND NEW STUDENT STARTS DATA

Student Population

Total student population by reportable segment as of March 31, 2010 and 2009, was as follows:

	As of March 31,		% Change
	2010	2009	2010 vs. 2009
STUDENT POPULATION
University	66,700	54,900	21%
Culinary Arts	12,200	9,100	34%
Health Education	28,200	21,800	29%
International	9,500	8,600	10%
Transitional Schools	30	200	NM

Total Student Population	116,630	94,600	23%

New Student Starts

New student starts by reportable segment during the first quarter of 2010 and 2009, were as follows:

	For the Three Months Ended March 31,		% Change
	2010	2009	2010 vs. 2009
NEW STUDENT STARTS
University	22,870	17,610	30%
Culinary Arts	3,860	2,840	36%
Health Education	9,380	6,830	37%
International	710	710	—
Transitional Schools	—	—	NM

Total New Student Starts	36,820	27,990	32%

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on Thursday, May 6, 2010 at 10:00 a.m. Eastern time. Interested parties can access the live webcast of the conference call at www.careered.com. Participants can also listen to the conference call by dialing 800-588-4973 (domestic) or 847-413-2407 (international) and citing code 26776502. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.careered.com. A replay of the call will also be available for seven days by calling 888-843-8996 (domestic) or 630-652-3044 (international) and citing code 26776502.

CEC ANNOUNCES 1Q10 RESULTS …PG 4

About Career Education Corporation

The colleges, schools and universities that are part of the Career Education Corporation (“CEC”) family offer high-quality education to a diverse student population of over 116,000 students across the world in a variety of career-oriented disciplines. The approximately 90 campuses that serve these students are located throughout the U.S. and in France, Italy, the United Kingdom and Monaco, and offer doctoral, master’s, bachelor’s and associate degrees and diploma and certificate programs. Approximately 40% of our students attend the web-based virtual campuses of American InterContinental University, Colorado Technical University, International Academy of Design & Technology and Le Cordon Bleu College of Culinary Arts.

CEC is an industry leader whose brands are recognized globally. Those brands include, among others, American InterContinental University (“AIU”); Brooks Institute; Colorado Technical University (“CTU”); Harrington College of Design; INSEEC Group (“INSEEC”) Schools, including the International University of Monaco (“IUM”); International Academy of Design & Technology (“IADT”); Istituto Marangoni; Le Cordon Bleu North America (“LCB”); and Sanford-Brown Institutes and Colleges. Through our schools, CEC is committed to providing quality education, enabling students to graduate and pursue rewarding careers.

For more information, see CEC’s website at www.careered.com. The website includes a detailed listing of individual campus locations and web links to CEC’s colleges, schools, and universities.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “project,” “will,” “potential” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, performance and business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: availability of Title IV and other student financial aid or loans for our students; Congress’ willingness or ability to maintain or increase funding for Title IV programs; the outcome of the U.S. Department of Education’s current rulemaking process addressing gainful employment and other issues that may significantly impact our operations or profitability; potential higher bad debt expense or reduced revenue associated with requiring students to pay more of their educational expenses while in school or with directly providing extended payment plans to our students; increased competition; the effectiveness of our regulatory compliance efforts; impairment of goodwill and other intangible assets as we continue to redefine the company and manage our brands and marketing to improve effectiveness and reduce costs; charges and expenses associated with exiting excess facility space; our ability to comply with accrediting agency requirements or obtain accrediting agency approvals for existing or new programs, including AIU’s ability to satisfactorily address concerns of HLC which are subject to an ongoing review by HLC; our dependence on information technology systems; our ownership or use of intellectual property; costs and impacts of regulatory, legal and administrative actions, proceedings and investigations, governmental regulations, and class action and other lawsuits; our ability to manage and continue growth; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2009, our Quarterly Reports on Form 10-Q for the most recent fiscal quarters, and from time to time in our current reports filed with the Securities and Exchange Commission.

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CEC ANNOUNCES 1Q10 RESULTS …PG 5

Contact:	Investors:	Jason Friesen
Senior Vice President of Finance, Investor Relations and Treasurer
(847) 585-3899

	Media:	Jeff Leshay
Senior Vice President, Public Relations & Corporate Communications
(847) 585-2005

Mark Spencer
Senior Director, Corporate Communications
(847) 585-3802

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2010	December 31, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$215,944	$284,473
Short-term investments	206,225	200,379

Total cash and cash equivalents and short-term investments	422,169	484,852

Student receivables, net	58,080	57,823
Receivables, other, net	4,166	5,256
Prepaid expenses	47,259	41,090
Inventories	11,320	11,271
Deferred income tax assets, net	12,983	12,983
Other current assets	6,667	9,442
Assets of discontinued operations	5,128	6,118

Total current assets	567,772	628,835

NON-CURRENT ASSETS:
Property and equipment, net	303,684	306,279
Goodwill	374,925	377,515
Intangible assets, net	177,828	178,520
Assets of discontinued operations	23,653	24,401
Student receivables, net	20,485	21,455
Deferred income tax assets, net	3,799	3,659
Other assets, net	23,203	23,178

TOTAL ASSETS	$1,495,349	$1,563,842

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of capital lease obligations	$769	$880
Accounts payable	42,203	51,108
Accrued expenses:
Payroll and related benefits	53,433	88,439
Advertising and production costs	25,254	21,436
Income taxes	47,090	17,849
Earnout payments	17,109	18,009
Other	60,281	46,182
Deferred tuition revenue	167,677	184,411
Liabilities of discontinued operations	14,677	13,695

Total current liabilities	428,493	442,009

NON-CURRENT LIABILITIES:
Capital lease obligations, net of current maturities	1,523	2,262
Deferred rent obligations	91,439	91,725
Liabilities of discontinued operations	53,667	62,997
Earnout payments	20,198	23,680
Other liabilities	16,389	19,124

Total non-current liabilities	183,216	199,788

SHARE-BASED AWARDS SUBJECT TO REDEMPTION	213	521

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	964	954
Additional paid-in capital	250,923	244,992
Accumulated other comprehensive income	492	8,408
Retained earnings	944,588	889,057
Cost of shares in treasury	(313,540)	(221,887)

Total stockholders’ equity	883,427	921,524

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,495,349	$1,563,842

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts and percentages)

	For the Three Months Ended March 31, (1)
	2010	% of Revenue	2009	% of Revenue
REVENUE:
Tuition and registration fees	$509,753	96.2%	$415,674	96.0%
Other	19,929	3.8%	17,189	4.0%

Total revenue	529,682		432,863

OPERATING EXPENSES:
Educational services and facilities	160,297	30.3%	146,616	33.9%
General and administrative	264,528	49.9%	218,897	50.6%
Depreciation and amortization	16,753	3.2%	16,101	3.7%

Total operating expenses	441,578	83.4%	381,614	88.2%

Operating income	88,104	16.6%	51,249	11.8%

OTHER (EXPENSE) INCOME:
Interest income	247	0.0%	1,158	0.3%
Interest expense	(13)	0.0%	(10)	0.0%
Miscellaneous expense	(275)	-0.1%	(37)	0.0%

Total other (expense) income	(41)	0.0%	1,111	0.3%

Pretax income	88,063	16.6%	52,360	12.1%

Provision for income taxes	32,108	6.1%	18,467	4.3%

Income from continuing operations	55,955	10.6%	33,893	7.8%

Loss from discontinued operations, net of tax	(733)		(10,636)

NET INCOME	$55,222		$23,257

NET INCOME (LOSS) PER SHARE - DILUTED
Income from continuing operations	$0.67		$0.38
Loss from discontinued operations	(0.01)		(0.12)

Net income	$0.66		$0.26

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	83,116		90,162

(1)	Prior period financial results have been reclassified for those campuses previously taught out or sold. They are now reflected as a component of Discontinued Operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Three Months Ended March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$55,222	$23,257
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	16,753	16,802
Bad debt expense	26,217	9,943
Compensation expense related to share-based awards	4,995	3,157
Loss on disposition of property and equipment	337	295
Changes in operating assets and liabilities	(50,056)	(4,755)

Net cash provided by operating activities	53,468	48,699

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(117,628)	(225,622)
Sales of available-for-sale investments	111,782	149,009
Purchases of property and equipment	(19,757)	(14,898)
Earnout payments	(4,382)	—
Other	(309)	(266)

Net cash used in investing activities	(30,294)	(91,777)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(89,637)	(40,184)
Issuance of common stock	883	520
Tax benefit associated with stock option exercises	64	21
Payments of capital lease obligations	(749)	(141)

Net cash used in financing activities	(89,439)	(39,784)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS:	(2,857)	(2,875)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(69,122)	(85,737)
Add: Cash balance of discontinued operations, beginning of the period	599	2,004
Less: Cash balance of discontinued operations, end of the period	6	2,258
CASH AND CASH EQUIVALENTS, beginning of the period	284,473	242,854

CASH AND CASH EQUIVALENTS, end of the period	$215,944	$156,863

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(Dollars in thousands)

	For the Three Months Ended March 31, (1)
	2010	2009
REVENUE:
University (2)	$290,664	$238,939
Culinary Arts	92,754	75,282
Health Education (2)	103,864	83,097
International	42,338	34,509
Corporate and other	(195)	(61)
Transitional Schools	257	1,097

Total revenue	$529,682	$432,863

SEGMENT OPERATING INCOME (LOSS): (3)
University (2)	$68,708	$42,488
Culinary Arts	8,205	(1,150)
Health Education (2)	11,008	9,798
International	13,432	11,365
Corporate and other	(11,841)	(9,936)
Transitional Schools	(1,408)	(1,316)

Total operating income	$88,104	$51,249

SEGMENT OPERATING MARGIN (LOSS):
University	23.6%	17.8%
Culinary Arts	8.8%	-1.5%
Health Education	10.6%	11.8%
International	31.7%	32.9%
Transitional Schools	NM	NM

(1)	Prior period financial results have been reclassified for those campuses previously taught out or sold. They are now reflected as a component of Discontinued Operations.
(2)	Prior period Continuing financial results have been reclassified to account for the realignment of our International Academy of Design and Technology (IADT) schools, Harrington College of Design, Collins College and Brooks Institute into the University SBU. Briarcliffe College and Brown College shifted into the Health Education SBU.
(3)	Prior period financial results have been revised to account for a change in the allocation of shared service costs. Previously, shared service costs were allocated to our SBUs as a percentage of revenue. Improved data and analytical capabilities have allowed us to now allocate shared service costs based upon usage and consumption factors.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

SELECTED UNIVERSITY SEGMENT INFORMATION

(Dollars in thousands)

	For the Three Months Ended March 31, (1)
	2010	2009
UNIVERSITY SEGMENT REVENUE:
AIU	$116,778	$97,893
CTU	110,999	83,131
Art & Design	62,887	57,915

Total University	$290,664	$238,939

UNIVERSITY SEGMENT OPERATING INCOME:
AIU	$32,798	$20,613
CTU	29,406	16,436
Art & Design	6,504	5,439

Total University	$68,708	$42,488

UNIVERSITY SEGMENT OPERATING MARGIN:
AIU	28.1%	21.1%
CTU	26.5%	19.8%
Art & Design	10.3%	9.4%

Total University	23.6%	17.8%

	Student Population as of March 31,
	2010	2009
AIU	25,000	21,700
CTU	28,900	22,300
Art & Design	12,800	10,900

Total University	66,700	54,900

	New Student Starts for the Three Months Ended March 31,
	2010	2009
AIU	11,260	9,270
CTU	8,840	6,530
Art & Design	2,770	1,810

Total University	22,870	17,610

(1)	Prior period results have been reclassified to account for the realignment of our International Academy of Design and Technology (IADT) schools, Harrington College of Design, Collins College and Brooks Institute into the University SBU. Briarcliffe College and Brown College shifted into the Health Education SBU.